Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2016 Second quarter Results

RED BANK, NJ, June 2, 2016 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2016.

RESULTS FOR the ThrEE MONTH and Six month PERIODs ENDED April 30, 2016:

●

Total revenues were $654.7 million in the second quarter of fiscal 2016, an increase of 39.6% compared with $468.9 million in the second quarter of fiscal 2015. For the six months ended April 30, 2016, total revenues increased 34.5% to $1.23 billion compared with $914.7 million in the first half of the prior year.

●

Total interest expense as a percentage of total revenues was 7.0% during the second quarter of fiscal 2016, a decrease of 50 basis points, compared with 7.5% in the same period of the previous year. For the six months ended April 30, 2016, total interest expense as a percentage of total revenues declined 100 basis points to 6.8% compared with 7.8% during the same period a year ago.

●

Total SG&A was $69.0 million, or 10.5% of total revenues, a 420 basis point improvement during the second quarter of fiscal 2016 compared with $69.1 million, or 14.7% of total revenues, in last year’s second quarter. Total SG&A was $132.8 million, or 10.8% of total revenues, a 380 basis point improvement for the first six months of fiscal 2016 compared with $133.7 million, or 14.6% of total revenues, in the first half of the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.1% for both the second quarter ended April 30, 2016 and 2015. During the first six months of fiscal 2016, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.3% compared with 17.1% in the same period of the previous year.

●

The loss before income taxes in the second quarter of fiscal 2016 was $17.6 million compared with a loss before income taxes of $29.5 million in the prior year’s second quarter. For the first half of fiscal 2016, the loss before income taxes was $30.8 million compared with a loss before income taxes of $49.2 million during the first six months of fiscal 2015.

●

The loss before income taxes, excluding land-related charges, in the second quarter of fiscal 2016 was $7.9 million compared with the loss before income taxes, excluding land-related charges, of $25.2 million in the prior year’s second quarter. For the first half of fiscal 2016, the loss before income taxes, excluding land-related charges, was $9.4 million compared with a loss before income taxes, excluding land-related charges, of $42.6 million during the first six months of fiscal 2015.

●

Net loss was $8.5 million, or $0.06 per common share, for the second quarter of fiscal 2016, compared with a net loss of $19.6 million, or $0.13 per common share, in the second quarter of the previous year. For the six months ended April 30, 2016, the net loss was $24.6 million, or $0.17 per common share, compared with a net loss of $33.9 million, or $0.23 per common share, in the first half of fiscal 2015.

●

For the second quarter of fiscal 2016, Adjusted EBITDA was $39.7 million compared with $12.2 million during the second quarter of 2015, a 224.4% increase. For the first half of fiscal 2016, Adjusted EBITDA increased 134.3% to $78.5 million compared with $33.5 million during the first six months of fiscal 2015.

●

As of April 30, 2016, consolidated active selling communities decreased 5.3% to 196 communities compared with 207 communities at the end of the prior year’s second quarter. As of end of the second quarter of fiscal 2016, active selling communities, including unconsolidated joint ventures, decreased 3.7% to 208 communities compared with 216 communities at April 30, 2015.

●

The dollar value of consolidated net contracts increased 9.6% to $768.1 million for the three months ended April 30, 2016 compared with $700.7 million during the same quarter a year ago. The dollar value of net contracts, including unconsolidated joint ventures, during the second quarter of fiscal 2016 increased 5.1% to $789.3 million compared with $750.9 million in last year’s second quarter.

●

The dollar value of consolidated net contracts increased 16.0% to $1.40 billion for the first six months of fiscal 2016 compared with $1.20 billion in the first half of the previous year. The dollar value of net contracts, including unconsolidated joint ventures, for the six months ended April 30, 2016 increased 14.6% to $1.46 billion compared with $1.27 billion in the first six months of fiscal 2015.

●

The number of consolidated net contracts, during the second quarter of fiscal 2016, increased 0.9% to 1,812 homes compared with 1,796 homes in the prior year’s second quarter. In the second quarter of fiscal 2016, the number of net contracts, including unconsolidated joint ventures, decreased 1.7% to 1,862 homes from 1,894 homes during the second quarter of fiscal 2015.

●

The number of consolidated net contracts, during the six month period ended April 30, 2016, increased 7.3% to 3,343 homes compared with 3,115 homes in the same period of the previous year. During the first half of fiscal 2016, the number of net contracts, including unconsolidated joint ventures, was 3,454 homes, an increase of 6.0% from 3,260 homes during the first six months of fiscal 2015.

●

Consolidated net contracts per active selling community increased 5.7% to 9.2 net contracts per active selling community for the second quarter of fiscal 2016 compared with 8.7 net contracts per active selling community in the second quarter of fiscal 2015. Net contracts per active selling community, including unconsolidated joint ventures, increased 2.3% to 9.0 net contracts per active selling community for the quarter ended April 30, 2016 compared with 8.8 net contracts, including unconsolidated joint ventures, per active selling community in the second quarter of fiscal 2015.

●

As of April 30, 2016, the dollar value of contract backlog, including unconsolidated joint ventures, was $1.58 billion, an increase of 27.8% compared with $1.23 billion as of April 30, 2015. The dollar value of consolidated contract backlog, as of April 30, 2016, increased 22.1% to $1.43 billion compared with $1.17 billion as of April 30, 2015.

●

As of April 30, 2016, the number of homes in contract backlog, including unconsolidated joint ventures, increased 11.7% to 3,453 homes compared with 3,092 homes as of April 30, 2015. The number of homes in consolidated contract backlog, as of April 30, 2016, increased 8.6% to 3,228 homes compared with 2,972 homes as of the end of the second quarter of fiscal 2015.

●

Consolidated deliveries were 1,598 homes in the second quarter of fiscal 2016, a 30.7% increase compared with 1,223 homes in the second quarter of fiscal 2015. For the three months ended April 30, 2016, deliveries, including unconsolidated joint ventures, increased 27.8% to 1,647 homes compared with 1,289 homes in the second quarter of the prior year.

●

Consolidated deliveries were 3,020 homes in the first half of fiscal 2016, a 27.3% increase compared with 2,372 homes in the same period in fiscal 2015. For the six months ended April 30, 2016, deliveries, including unconsolidated joint ventures, increased 24.1% to 3,113 homes compared with 2,509 homes in the first half of the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the second quarter of fiscal 2016 was 20%, compared with 17% in the second quarter of fiscal 2015.

●

The valuation allowance was $635.4 million as of April 30, 2016. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

During May 2016, the dollar value of consolidated net contracts increased 0.9% to $214.8 million compared with $212.8 million for May of 2015, and the number of consolidated net contracts decreased 3.2% to 512 homes in May 2016 from 529 homes in May 2015.

Liquidity AND Inventory as of April 30, 2016:

●	After paying off $233.5 million of debt that matured in October 2015 and January 2016, total liquidity at the end of the second quarter of fiscal 2016 was $125.6 million.

●

During the second quarter of fiscal 2016, land and land development spending was $186.7 million compared with $108.1 million in last year’s second quarter and $116.6 million during the first quarter of fiscal 2016.

●

As of April 30, 2016, the land position, including unconsolidated joint ventures, was 34,997 lots, consisting of 15,622 lots under option and 19,375 owned lots, compared with a total of 37,140 lots as of April 30, 2015.

●	During the second quarter of fiscal 2016, approximately 800 lots, including unconsolidated joint ventures, were put under option or acquired in 22 communities.

●	Subsequent To The End Of The Second Quarter

●	Closed on land sale transactions to exit the Minneapolis, MN and Raleigh, NC markets.

●	Closed on seven communities in the first tranche of a new joint venture with funds managed by GTIS Partners LP.

●	Due to the above actions, total liquidity increased by an aggregate of $75.1 million.

●	Paid $86.5 million principal amount of debt that matured in May 2016.

Financial Guidance:

●

Assuming no changes in current market conditions and after the impact from exiting two markets, our guidance for all of fiscal 2016 for total revenues is expected to be between $2.7 billion and $2.9 billion. Adjusted EBITDA is expected to be between $200 million and $225 million and income before income taxes, excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements, is expected to be between $25 million and $50 million for all of fiscal 2016.

COMMENTS FROM MANAGEMENT:

“While our revenue grew 40% and Adjusted EBITDA increased over 220%, as we said last quarter, we remain focused on deleveraging our balance sheet and maximizing our profitability rather than on additional growth,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Along with increasing our land and land development spend during the second quarter to $187 million, we have taken the steps we outlined in March to increase our cash position and paid off the $87 million principal amount of debt that matured on May 15, 2016. Since October 15, 2015, we have paid off $320 million of debt. More importantly, we continue to believe that we will have the liquidity to pay off the remaining debt maturities through the end of 2017. We are certain that we are taking the correct steps that will best position our company for future success. While it is discouraging to report a loss for the first half of fiscal 2016, it is nevertheless a significantly reduced loss, and we anticipate our profitability in the second half of the year will more than offset this loss.”

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2016 second quarter financial results conference call at 11:00 a.m. E.T. on Thursday, June 2, 2016. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2015 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation for historical periods of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes is presented in a table attached to this earnings release.

With respect to our expectations under “Financial Guidance” above, for Adjusted EBITDA and Income Before Income Taxes Excluding Land-Related Charges a reconciliation to the closest corresponding GAAP financial measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to land-related charges excluded from these non-GAAP financial measures. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Total liquidity is comprised of $120.7 million of cash and cash equivalents, $2.3 million of restricted cash required to collateralize letters of credit and $2.6 million of availability under the unsecured revolving credit facility as of April 30, 2016.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for the current or future financial periods, including total revenues, Adjusted EBITDA and adjusted income before income taxes. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2016
Statements of Consolidated Operations
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Total Revenues	$654,723	$468,949	$1,230,328	$914,663
Costs and Expenses (a)	670,981	499,896	1,258,300	966,742
(Loss) Income from Unconsolidated Joint Ventures	(1,346)	1,466	(2,826)	2,918
Loss Before Income Taxes	(17,604)	(29,481)	(30,798)	(49,161)
Income Tax Benefit	(9,143)	(9,922)	(6,164)	(15,226)
Net Loss	$(8,461)	$(19,559)	$(24,634)	$(33,935)

Per Share Data:
Basic:
Loss Per Common Share	$(0.06)	$(0.13)	$(0.17)	$(0.23)
Weighted Average Number of Common Shares Outstanding (b)	147,334	146,946	147,301	146,762
Assuming Dilution:
Loss Per Common Share	$(0.06)	$(0.13)	$(0.17)	$(0.23)
Weighted Average Number of Common Shares Outstanding (b)	147,334	146,946	147,301	146,762

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2016
Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(17,604)	$(29,481)	$(30,798)	$(49,161)
Inventory Impairment Loss and Land Option Write-Offs	9,669	4,311	21,350	6,541
Loss Before Income Taxes Excluding Land-Related Charges(a)	$(7,935)	$(25,170)	$(9,448)	$(42,620)

(a) Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
April 30, 2016
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Sale of Homes	$626,157	$455,172	$1,182,932	$888,643
Cost of Sales, Excluding Interest and Land Charges (a)	525,442	381,870	989,588	736,249
Homebuilding Gross Margin, Excluding Interest and Land Charges	100,715	73,302	193,344	152,394
Homebuilding Cost of Sales Interest	21,340	11,993	38,183	23,292
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$79,375	$61,309	$155,161	$129,102

Gross Margin Percentage, Excluding Interest and Land Charges	16.1%	16.1%	16.3%	17.1%
Gross Margin Percentage, Including Interest and Excluding Land Charges	12.7%	13.5%	13.1%	14.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Land and Lot Sales	$11,154	$336	$11,154	$850
Cost of Sales, Excluding Interest and Land Charges (a)	10,608	269	10,608	702
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	546	67	546	148
Land and Lot Sales Interest	104	20	104	39
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$442	$47	$442	$109

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

\

Hovnanian Enterprises, Inc.
April 30, 2016
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net Loss	$(8,461)	$(19,559)	$(24,634)	$(33,935)
Income Tax Benefit	(9,143)	(9,922)	(6,164)	(15,226)
Interest Expense	45,528	35,043	83,596	71,432
EBIT (a)	27,924	5,562	52,798	22,271
Depreciation	864	870	1,729	1,719
Amortization of Debt Costs	1,227	1,489	2,610	2,961
EBITDA (b)	30,015	7,921	57,137	26,951
Inventory Impairment Loss and Land Option Write-offs	9,669	4,311	21,350	6,541
Adjusted EBITDA (c)	$39,684	$12,232	$78,487	$33,492

Interest Incurred	$44,224	$40,703	$86,183	$82,175

Adjusted EBITDA to Interest Incurred	0.90	0.30	0.91	0.41

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2016
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$117,113	$114,241	$123,898	$109,158
Plus Interest Incurred	44,224	40,703	86,183	82,175
Less Interest Expensed (a)	45,528	35,043	83,596	71,432
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	-	10,676	-
Interest Capitalized at End of Period (b)	$115,809	$119,901	$115,809	$119,901

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2016	October 31, 2015
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$120,661	$245,398
Restricted cash and cash equivalents	6,259	7,299
Inventories:
Sold and unsold homes and lots under development	1,171,668	1,307,850
Land and land options held for future development or sale	191,627	214,503
Consolidated inventory not owned	312,841	122,225
Total inventories	1,676,136	1,644,578
Investments in and advances to unconsolidated joint ventures	70,061	61,209
Receivables, deposits and notes, net	65,055	70,349
Property, plant and equipment, net	45,670	45,534
Prepaid expenses and other assets	80,004	77,671
Total homebuilding	2,063,846	2,152,038

Financial services:
Cash and cash equivalents	8,993	8,347
Restricted cash and cash equivalents	19,134	19,223
Mortgage loans held for sale at fair value	129,999	130,320
Other assets	2,586	2,091
Total financial services	160,712	159,981
Income taxes receivable – including net deferred tax benefits	294,069	290,279
Total assets	$2,518,627	$2,602,298

(1)	Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	April 30, 2016	October 31, 2015
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages secured by inventory	$125,076	$143,863
Accounts payable and other liabilities	360,946	348,516
Customers’ deposits	47,976	44,218
Nonrecourse mortgages secured by operating properties	14,924	15,511
Liabilities from inventory not owned	220,348	105,856
Total homebuilding	769,270	657,964

Financial services:
Accounts payable and other liabilities	27,574	27,908
Mortgage warehouse lines of credit	109,132	108,875
Total financial services	136,706	136,783

Notes payable:
Revolving credit agreement	50,000	47,000
Senior secured notes, net of discount	982,086	981,346
Senior notes, net of discount	607,575	780,319
Senior amortizing notes	10,516	12,811
Senior exchangeable notes	75,677	73,771
Accrued interest	39,119	40,388
Total notes payable	1,764,973	1,935,635
Total liabilities	2,670,949	2,730,382

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2016 and at October 31, 2015	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,563,023 shares at April 30, 2016 and 143,292,881 shares at October 31, 2015 (including 11,760,763 shares at April 30, 2016 and October 31, 2015 held in treasury)	1,436	1,433
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,009,617 shares at April 30, 2016 and 15,676,829 shares at October 31, 2015 (including 691,748 shares at April 30, 2016 and October 31, 2015 held in treasury)	160	157
Paid in capital – common stock	704,141	703,751
Accumulated deficit	(877,998)	(853,364)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(152,322)	(128,084)
Total liabilities and equity	$2,518,627	$2,602,298

(1)	Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Revenues:
Homebuilding:
Sale of homes	$626,157	$455,172	$1,182,932	$888,643
Land sales and other revenues	11,563	1,320	12,167	2,441
Total homebuilding	637,720	456,492	1,195,099	891,084
Financial services	17,003	12,457	35,229	23,579
Total revenues	654,723	468,949	1,230,328	914,663

Expenses:
Homebuilding:
Cost of sales, excluding interest	536,050	382,139	1,000,196	736,951
Cost of sales interest	21,444	12,013	38,287	23,331
Inventory impairment loss and land option write-offs	9,669	4,311	21,350	6,541
Total cost of sales	567,163	398,463	1,059,833	766,823
Selling, general and administrative	56,371	52,614	103,875	100,260
Total homebuilding expenses	623,534	451,077	1,163,708	867,083

Financial services	9,618	7,508	17,833	14,825
Corporate general and administrative	12,598	16,493	28,919	33,401
Other interest	24,084	23,030	45,309	48,101
Other operations	1,147	1,788	2,531	3,332
Total expenses	670,981	499,896	1,258,300	966,742
(Loss) income from unconsolidated joint ventures	(1,346)	1,466	(2,826)	2,918
Loss before income taxes	(17,604)	(29,481)	(30,798)	(49,161)
State and federal income tax (benefit) provision:
State	(758)	(414)	3,561	2,718
Federal	(8,385)	(9,508)	(9,725)	(17,944)
Total income taxes	(9,143)	(9,922)	(6,164)	(15,226)
Net loss	$(8,461)	$(19,559)	$(24,634)	$(33,935)

Per share data:
Basic:
Loss per common share	$(0.06)	$(0.13)	$(0.17)	$(0.23)
Weighted-average number of common shares outstanding	147,334	146,946	147,301	146,762
Assuming dilution:
Loss per common share	$(0.06)	$(0.13)	$(0.17)	$(0.23)
Weighted-average number of common shares outstanding	147,334	146,946	147,301	146,762

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES) (UNAUDITED)

					Communities Under Development Three Months - April 30, 2016
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(NJ, PA)	Homes	142	140	1.4%	108	70	54.3%	268	227	18.1%
	Dollars	$74,727	$69,717	7.2%	$53,913	$39,123	37.8%	$135,164	$110,032	22.8%
	Avg. Price	$526,248	$497,975	5.7%	$499,194	$558,897	(10.7)%	$504,343	$484,720	4.0%
Mid-Atlantic
(DE, MD, VA, WV)	Homes	285	247	15.4%	194	164	18.3%	598	474	26.2%
	Dollars	$150,369	$116,843	28.7%	$89,873	$76,102	18.1%	$336,358	$250,862	34.1%
	Avg. Price	$527,609	$473,047	11.5%	$463,262	$464,035	(0.2)%	$562,472	$529,245	6.3%
Midwest
(IL, MN, OH)	Homes	216	311	(30.5)%	239	218	9.6%	554	763	(27.4)%
	Dollars	$69,445	$101,807	(31.8)%	$76,793	$73,214	4.9%	$162,671	$223,759	(27.3)%
	Avg. Price	$321,503	$327,353	(1.8)%	$321,312	$335,847	(4.3)%	$293,630	$293,262	0.1%
Southeast
(FL, GA, NC, SC)	Homes	205	205	0.0%	156	158	(1.3)%	425	331	28.4%
	Dollars	$84,665	$66,824	26.7%	$51,230	$49,255	4.0%	$190,435	$113,146	68.3%
	Avg. Price	$412,996	$325,971	26.7%	$328,396	$311,740	5.3%	$448,083	$341,832	31.1%
Southwest
(AZ, TX)	Homes	731	761	(3.9)%	733	532	37.8%	1,041	1,060	(1.8)%
	Dollars	$262,344	$290,901	(9.8)%	$273,304	$189,974	43.9%	$416,205	$423,221	(1.7)%
	Avg. Price	$358,884	$382,262	(6.1)%	$372,857	$357,095	4.4%	$399,812	$399,265	0.1%
West
(CA)	Homes	233	132	76.5%	168	81	107.4%	342	117	192.3%
	Dollars	$126,505	$54,648	131.5%	$81,044	$27,504	194.7%	$188,859	$50,081	277.1%
	Avg. Price	$542,944	$414,000	31.1%	$482,404	$339,552	42.1%	$552,218	$428,047	29.0%
Consolidated Total
	Homes	1,812	1,796	0.9%	1,598	1,223	30.7%	3,228	2,972	8.6%
	Dollars	$768,055	$700,740	9.6%	$626,157	$455,172	37.6%	$1,429,692	$1,171,101	22.1%
	Avg. Price	$423,871	$390,167	8.6%	$391,838	$372,177	5.3%	$442,903	$394,045	12.4%
Unconsolidated Joint Ventures
	Homes	50	98	(49.0)%	49	66	(25.8)%	225	120	87.5%
	Dollars	$21,236	$50,132	(57.6)%	$25,576	$27,325	(6.4)%	$147,376	$62,433	136.1%
	Avg. Price	$424,720	$511,551	(17.0)%	$521,959	$414,015	26.1%	$655,004	$520,271	25.9%
Grand Total
	Homes	1,862	1,894	(1.7)%	1,647	1,289	27.8%	3,453	3,092	11.7%
	Dollars	$789,291	$750,872	5.1%	$651,733	$482,497	35.1%	$1,577,068	$1,233,534	27.8%
	Avg. Price	$423,894	$396,448	6.9%	$395,709	$374,319	5.7%	$456,724	$398,944	14.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES) (UNAUDITED)

					Communities Under Development
					Three Months - April 30, 2016
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(includes unconsolidated joint ventures)	Homes	139	150	(7.3)%	114	73	56.2%	294	243	21.0%
(NJ, PA)	Dollars	$71,044	$72,656	(2.2)%	$55,554	$39,885	39.3%	$144,767	$114,853	26.0%
	Avg. Price	$511,110	$484,368	5.5%	$487,315	$546,354	(10.8)%	$492,406	$472,647	4.2%
Mid-Atlantic
(includes unconsolidated joint ventures)	Homes	303	275	10.2%	203	187	8.6%	624	512	21.9%
(DE, MD, VA, WV)	Dollars	$158,359	$131,083	20.8%	$95,339	$88,164	8.1%	$347,444	$272,944	27.3%
	Avg. Price	$522,637	$476,666	9.6%	$469,649	$471,468	(0.4)%	$556,802	$533,094	4.4%
Midwest
(includes unconsolidated joint ventures)	Homes	216	311	(30.5)%	239	224	6.7%	554	763	(27.4)%
(IL, MN, OH)	Dollars	$69,445	$101,571	(31.6)%	$76,793	$74,969	2.4%	$162,671	$223,759	(27.3)%
	Avg. Price	$321,503	$326,594	(1.6)%	$321,312	$334,684	(4.0)%	$293,630	$293,262	0.1%
Southeast
(includes unconsolidated joint ventures)	Homes	221	222	(0.5)%	156	178	(12.4)%	456	353	29.2%
(FL, GA, NC, SC)	Dollars	$94,422	$74,030	27.5%	$51,230	$57,538	(11.0)%	$209,558	$122,444	71.1%
	Avg. Price	$427,247	$333,469	28.1%	$328,396	$323,248	1.6%	$459,558	$346,867	32.5%
Southwest
(includes unconsolidated joint ventures)	Homes	731	761	(3.9)%	733	532	37.8%	1,041	1,060	(1.8)%
(AZ, TX)	Dollars	$262,344	$290,901	(9.8)%	$273,304	$189,974	43.9%	$416,205	$423,221	(1.7)%
	Avg. Price	$358,884	$382,262	(6.1)%	$372,857	$357,095	4.4%	$399,812	$399,265	0.1%
West
(includes unconsolidated joint ventures)	Homes	252	175	44.0%	202	95	112.6%	484	161	200.6%
(CA)	Dollars	$133,676	$80,631	65.8%	$99,513	$31,967	211.3%	$296,423	$76,313	288.4%
	Avg. Price	$530,462	$460,750	15.1%	$492,640	$336,493	46.4%	$612,443	$473,992	29.2%
Grand Total
	Homes	1,862	1,894	(1.7)%	1,647	1,289	27.8%	3,453	3,092	11.7%
	Dollars	$789,291	$750,872	5.1%	$651,733	$482,497	35.1%	$1,577,068	$1,233,534	27.8%
	Avg. Price	$423,894	$396,448	6.9%	$395,709	$374,319	5.7%	$456,724	$398,944	14.5%
Consolidated Total
	Homes	1,812	1,796	0.9%	1,598	1,223	30.7%	3,228	2,972	8.6%
	Dollars	$768,055	$700,740	9.6%	$626,157	$455,172	37.6%	$1,429,692	$1,171,101	22.1%
	Avg. Price	$423,871	$390,167	8.6%	$391,838	$372,177	5.3%	$442,903	$394,045	12.4%
Unconsolidated Joint Ventures
	Homes	50	98	(49.0)%	49	66	(25.8)%	225	120	87.5%
	Dollars	$21,236	$50,132	(57.6)%	$25,576	$27,325	(6.4)%	$147,376	$62,433	136.1%
	Avg. Price	$424,720	$511,551	(17.0)%	$521,959	$414,015	26.1%	$655,004	$520,271	25.9%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES) (UNAUDITED)
					Communities Under Development
					Six Months - April 30, 2016
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(NJ, PA)	Homes	234	247	(5.3)%	259	166	56.0%	268	227	18.1%
	Dollars	$114,511	$126,470	(9.5)%	$126,351	$89,764	40.8%	$135,164	$110,032	22.8%
	Avg. Price	$489,363	$512,024	(4.4)%	$487,841	$540,748	(9.8)%	$504,343	$484,720	4.0%
Mid-Atlantic
(DE, MD, VA, WV)	Homes	545	458	19.0%	400	355	12.7%	598	474	26.2%
	Dollars	$280,685	$218,952	28.2%	$183,425	$157,013	16.8%	$336,358	$250,862	34.1%
	Avg. Price	$515,017	$478,061	7.7%	$458,562	$442,290	3.7%	$562,472	$529,245	6.3%
Midwest
(IL, MN, OH)	Homes	423	519	(18.5)%	513	421	21.9%	554	763	(27.4)%
	Dollars	$137,014	$172,788	(20.7)%	$168,633	$137,624	22.5%	$162,671	$223,759	(27.3)%
	Avg. Price	$323,911	$332,926	(2.7)%	$328,720	$326,899	0.6%	$293,630	$293,262	0.1%
Southeast
(FL, GA, NC, SC)	Homes	418	378	10.6%	272	279	(2.5)%	425	331	28.4%
	Dollars	$174,924	$119,114	46.9%	$90,424	$87,039	3.9%	$190,435	$113,146	68.3%
	Avg. Price	$418,478	$315,118	32.8%	$332,443	$311,967	6.6%	$448,083	$341,832	31.1%
Southwest
(AZ, TX)	Homes	1,291	1,299	(0.6)%	1,283	1,009	27.2%	1,041	1,060	(1.8)%
	Dollars	$470,986	$484,485	(2.8)%	$477,493	$356,584	33.9%	$416,205	$423,221	(1.7)%
	Avg. Price	$364,823	$372,968	(2.2)%	$372,169	$353,403	5.3%	$399,812	$399,265	0.1%
West
(CA)	Homes	432	214	101.9%	293	142	106.3%	342	117	192.3%
	Dollars	$218,578	$82,088	166.3%	$136,606	$60,619	125.4%	$188,859	$50,081	277.1%
	Avg. Price	$505,969	$383,591	31.9%	$466,231	$426,891	9.2%	$552,218	$428,047	29.0%
Consolidated Total
	Homes	3,343	3,115	7.3%	3,020	2,372	27.3%	3,228	2,972	8.6%
	Dollars	$1,396,698	$1,203,897	16.0%	$1,182,932	$888,643	33.1%	$1,429,692	$1,171,101	22.1%
	Avg. Price	$417,798	$386,484	8.1%	$391,699	$374,639	4.6%	$442,903	$394,045	12.4%
Unconsolidated Joint Ventures
	Homes	111	145	(23.4)%	93	137	(32.1)%	225	120	87.5%
	Dollars	$61,057	$68,213	(10.5)%	$45,763	$54,904	(16.6)%	$147,376	$62,433	136.1%
	Avg. Price	$550,061	$470,436	16.9%	$492,074	$400,758	22.8%	$655,004	$520,271	25.9%
Grand Total
	Homes	3,454	3,260	6.0%	3,113	2,509	24.1%	3,453	3,092	11.7%
	Dollars	$1,457,755	$1,272,110	14.6%	$1,228,695	$943,547	30.2%	$1,577,068	$1,233,534	27.8%
	Avg. Price	$422,048	$390,218	8.2%	$394,698	$376,065	5.0%	$456,724	$398,944	14.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Communities Under Development Six Months - April 30, 2016
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(includes unconsolidated joint ventures)	Homes	226	258	(12.4)%	273	181	50.8%	294	243	21.0%
(NJ, PA)	Dollars	$106,538	$127,257	(16.3)%	$130,247	$93,984	38.6%	$144,767	$114,853	26.0%
	Avg. Price	$471,407	$493,244	(4.4)%	$477,094	$519,249	(8.1)%	$492,406	$472,647	4.2%
Mid-Atlantic
(includes unconsolidated joint ventures)	Homes	576	503	14.5%	419	397	5.5%	624	512	21.9%
(DE, MD, VA, WV)	Dollars	$295,098	$242,645	21.6%	$194,560	$179,662	8.3%	$347,444	$272,944	27.3%
	Avg. Price	$512,322	$482,396	6.2%	$464,343	$452,550	2.6%	$556,802	$533,094	4.4%
Midwest
(includes unconsolidated joint ventures)	Homes	423	519	(18.5)%	513	438	17.1%	554	763	(27.4)%
(IL, MN, OH)	Dollars	$137,014	$172,805	(20.7)%	$168,633	$142,306	18.5%	$162,671	$223,759	(27.3)%
	Avg. Price	$323,911	$332,957	(2.7)%	$328,720	$324,899	1.2%	$293,630	$293,262	0.1%
Southeast
(includes unconsolidated joint ventures)	Homes	441	411	7.3%	273	319	(14.4)%	456	353	29.2%
(FL, GA, NC, SC)	Dollars	$189,508	$132,824	42.7%	$90,809	$103,373	(12.2)%	$209,558	$122,444	71.1%
	Avg. Price	$429,723	$323,173	33.0%	$332,635	$324,052	2.6%	$459,558	$346,867	32.5%
Southwest
(includes unconsolidated joint ventures)	Homes	1,291	1,299	(0.6)%	1,283	1,009	27.2%	1,041	1,060	(1.8)%
(AZ, TX)	Dollars	$470,986	$484,485	(2.8)%	$477,493	$356,584	33.9%	$416,205	$423,221	(1.7)%
	Avg. Price	$364,823	$372,968	(2.2)%	$372,169	$353,403	5.3%	$399,812	$399,265	0.1%
West
(includes unconsolidated joint ventures)	Homes	497	270	84.1%	352	165	113.3%	484	161	200.6%
(CA)	Dollars	$258,611	$112,094	130.7%	$166,953	$67,638	146.8%	$296,423	$76,313	288.4%
	Avg. Price	$520,344	$415,163	25.3%	$474,298	$409,929	15.7%	$612,443	$473,992	29.2%
Grand Total
	Homes	3,454	3,260	6.0%	3,113	2,509	24.1%	3,453	3,092	11.7%
	Dollars	$1,457,755	$1,272,110	14.6%	$1,228,695	$943,547	30.2%	$1,577,068	$1,233,534	27.8%
	Avg. Price	$422,048	$390,218	8.2%	$394,698	$376,065	5.0%	$456,724	$398,944	14.5%
Consolidated Total
	Homes	3,343	3,115	7.3%	3,020	2,372	27.3%	3,228	2,972	8.6%
	Dollars	$1,396,698	$1,203,897	16.0%	$1,182,932	$888,643	33.1%	$1,429,692	$1,171,101	22.1%
	Avg. Price	$417,798	$386,484	8.1%	$391,699	$374,639	4.6%	$442,903	$394,045	12.4%
Unconsolidated Joint Ventures
	Homes	111	145	(23.4)%	93	137	(32.1)%	225	120	87.5%
	Dollars	$61,057	$68,213	(10.5)%	$45,763	$54,904	(16.6)%	$147,376	$62,433	136.1%
	Avg. Price	$550,061	$470,436	16.9%	$492,074	$400,758	22.8%	$655,004	$520,271	25.9%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.